EXHIBIT 99.4

        FORM OF
LETTER TO BROKER-DEALERS

The Wornick Company

OFFER TO EXCHANGE ITS
10 7/8% SENIOR SECURED NOTES DUE 2011
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ALL OF ITS OUTSTANDING
10 7/8% SENIOR SECURED NOTES DUE 2011

                        , 2004

To Brokers, Dealers, Commercial Banks,
    Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated                        , 2004 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal"), The Wornick Company (the "Company") and The Wornick Company Right Away Division, Right Away Management Corporation and The Wornick Company Right Away Division, L.P. (the "Guarantors") are offering (the "Exchange Offer") up to $125,000,000 of the Company's 10 7/8% Senior Secured Notes due 2011 guaranteed by the Guarantors that were originally sold pursuant to a private offering (collectively, the "Original Notes") for an equal principal amount of the Company's 10 7/8% Senior Secured Notes due 2011, guaranteed by the Guarantors, that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Exchange Notes"). The Original Notes are guaranteed on a senior secured basis (the "Original Guarantees") by the Guarantors and the Exchange Notes will be guaranteed on a senior secured basis (the "Exchange Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the enclosed Prospectus and the enclosed Letter of Transmittal, the Guarantors offer to issue the Exchange Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Original Guarantees of the Original Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantors' offer to exchange the Exchange Guarantees for the Original Guarantees, references to the "Exchange Notes" include the related Exchange Guarantees and references to the "Original Notes" include the related Original Guarantees. The Company will accept for exchange any and all Original Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD ORIGINAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

        Enclosed are copies of the following documents:

          1.     The Prospectus;

          2.     The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

          3.     A form of Notice of Guaranteed Delivery; and

          4.     A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Original Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

        Your prompt action is requested. Please note that the Exchange Offer will expire at 12:00 midnight, New York City time, on                        , 2004 (the "Expiration Date"), unless the Company otherwise extends the Exchange Offer.

        To participate in the Exchange Offer, certificates for Original Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Original Notes into the account of U.S. Bank National Association (the "Exchange Agent"), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

        The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Original Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Original Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

        If holders of the Original Notes wish to tender, but it is impracticable for them to forward their Original Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

The Wornick Company

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.